Exhibit 99.1



                   Edgewater Achieves Record Service Revenue

          Company Doubles Earnings in 2006; Cash EPS of $0.39



    WAKEFIELD, Mass.--(BUSINESS WIRE)--Feb. 14, 2007--A technology management consulting firm specializing in providing premium information technology ("IT") services, Edgewater Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, "Edgewater Technology" or the "Company"), today announced financial results for its fourth quarter and fiscal year ended December 31, 2006.

    Edgewater reported record service revenue for the fourth quarter and year-end 2006 of $14.6 million and $56.5 million, respectively. In addition, earnings increased due to strong utilization of 81.1% during the fourth quarter. Earnings per diluted share for the fourth quarter amounted to $0.10, which contributed to $0.27 for the full year. The Company also generated positive cash flow from operations in the fourth quarter of $5.5 million and $8.4 million for the full year 2006.

    Fourth Quarter Results

    Actual financial results and utilization for the quarter ended December 31, 2006:

    -- Total revenue increased 4% to $15.7 million compared to $15.2 million in total revenue reported during the third quarter of 2006 and increased 30% compared to $12.1 million in the fourth quarter of 2005;

    -- Total service revenue increased 1% to $14.6 million compared to $14.4 million in the third quarter of 2006 and increased 26% compared to service revenue of $11.5 million in the fourth quarter of 2005;

    -- Gross profit increased 4% to $6.8 million, or 43.4% of total revenue, compared to $6.5 million, or 43.2 % of total revenue, in the third quarter of 2006 and increased 44% from $4.7 million, or 39.1% of total revenue, in the fourth quarter of 2005;

    -- Gross profit margin related to service revenue improved to 46.3% compared to 45.2% in the third quarter of 2006 and 40.9% in the fourth quarter of 2005;

    -- Utilization improved to 81.1% compared to 79.9% during the third quarter of 2006 and 78.5% for the fourth quarter of 2005;

    -- Operating income increased to $1.6 million, or 10.5% of total revenue compared to $1.5 million in the third quarter of 2006 and $152 thousand in the fourth quarter of 2005;

    -- Net income increased by 17% to $1.2 million, or $0.10 cents per diluted share, compared to $1.1 million, or $0.09 cents per diluted share, during the third quarter of 2006 and increased by 343% from $281 thousand, or $0.03 cents per diluted share, in the fourth quarter of 2005;

    -- Cash Net Income increased by 12% to $1.6 million, or $0.13 cents per diluted share, compared to $1.4 million, or $0.12 cents per diluted share, during the third quarter of 2006 and increased 288% from $407 thousand, or $0.04 cents per diluted share, in the fourth quarter of 2005;

    -- Adjusted EBITDA increased 10% to $2.4 million, or $0.20 cents per diluted share, compared to $2.2 million, or $0.19 cents per diluted share, during the third quarter of 2006 and increased 417% from $462 thousand, or $0.04 cents per diluted share, in the fourth quarter of 2005; and

    -- Cash flow provided by operating activities improved to $5.5 million in the fourth quarter compared to cash flow provided by operating activities of $2.2 million in the third quarter of 2006 and cash flow used in operating activities of $(222) thousand during the fourth quarter of 2005.

    "While Edgewater increased revenues slightly despite the effects of typical fourth quarter seasonality, the operational team performed an outstanding job of managing utilization. Their control of this key metric caused our Company's services gross margin to remain strong at 46.3% compared to reported services gross margin of 45.2% in third quarter of 2006, resulting in an updraft in profitability," stated Shirley Singleton, Edgewater's President and Chief Executive Officer.

    Full Year Consolidated Results

    Actual financial results and utilization for the fiscal year ended December 31, 2006:

    -- Total revenue increased 39% to $60.1 million compared to $43.1 million in fiscal 2005;

    -- Service revenue increased 42% to $56.5 million compared to $39.8 million in fiscal 2005;

    -- Gross profit increased 36% to $24.5 million, or 40.8% of total revenue, compared to $18.0 million, or 41.7% of total revenue, in fiscal 2005;

    -- Gross profit margin related to service revenue was 43.0% compared to 45.1% in fiscal 2005;

    --  Utilization was 79.2% compared to 81.1% in fiscal 2005;

    -- Net income from continuing operations increased 151% to $3.2 million, or $0.27 per diluted share, compared to net income from continuing operations of $1.3 million, or $0.12 per diluted share, in fiscal 2005;

    -- Net income increased 100% to $3.2 million, or $0.27 per diluted share, compared to net income of $1.6 million, or $0.15 per diluted share, in fiscal 2005;

    -- Cash Net Income increased by 169% to $4.6 million, or $0.39 cents per diluted share, compared to $1.7 million, or $0.16 cents per diluted share, in fiscal 2005;

    -- Adjusted EBITDA increased 198% to $7.0 million, or $0.58 cents per diluted share, compared to $2.3 million, or $0.22 cents per diluted share, in fiscal 2005; and

    -- Cash flow provided by operating activities was $8.4 million compared to cash flow provided by operating activities of $1.8 million in fiscal 2005.

    Cash Net Income, Cash Earnings per Diluted Share, Adjusted EBITDA and Adjusted EBITDA per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

    Shirley Singleton commented on the Company's full year 2006 financial results, "Edgewater's 42% year-over-year increase in services revenue and dramatic improvement in profitability is evidence that our strategy of focusing on the premium IT service segment continues to gain traction."

    Highlights for 2006:

    --  Completed the acquisition of National Decision Systems
        ("NDS");

    -- Added 61 new customer relationships and managed over 300 projects;

    -- Renewed Synapse Development Support Agreement extending the long-term relationship into its 12th year;

    --  Listed on the Russell Microcap Index; and

    -- Secured partnerships with industry leaders such as Informatica Corporation; IB Systems and Blue Agave.

    Outlook for 2007

    "During 2006, we consolidated our premium IT services into three major synergistic offerings: (1) business consulting, (2) Corporate Performance Management ("CPM"), and (3) technical consulting. We have focused our go-to-market message for customers and acquisition opportunity search efforts within these three slices of business. Edgewater is strategically positioned for further premium IT services growth," said Singleton.

    Singleton concluded, "The 2007 sales pipeline is solid and sales activity is accelerating. Our technical consulting offering is off to a great start this year. We are pleased to renew our contract with Synapse for another year, however, their spend rate will be approximately 20% lower than in 2006. Overall, revenue is being partially subdued by traditional slowness that occurs at the beginning of the year for our CPM offering. Staff headcount was slightly down during the fourth quarter and we continue to watch turnover rates due to strengthening market conditions. Taking everything into account, we believe that service revenue will be up modestly in the first quarter."

    Fourth Quarter and Full Year Conference Call Details

    Edgewater Technology will host a conference call on Wednesday, February 14, at 10:00 a.m. (ET) to discuss fourth quarter and full year 2006 financial results. To listen to the call, you can participate by webcast at www.edgewater.com - Investor Relations section or you can dial 800-659-2056 (pass code 16309924) approximately 10 minutes prior to the call start. A replay of the call can be accessed via www.edgewater.com -- Investor Relations section or by dialing 888-286-8010 (pass code 76946070) from 12:00 p.m. ET
Wednesday, February 14 through 11:59 p.m. ET Wednesday, February 28.

    About Edgewater Technology, Inc.

    Edgewater Technology, Inc. is an innovative technology management consulting firm. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

    Selected Financial Data:



                      EDGEWATER TECHNOLOGY, INC.
                Consolidated Statements of Operations
               (In thousands, except per share amounts)
                             (Unaudited)
                           Three Months Ended      Twelve Months Ended
                       --------------------------- -------------------
                       December September December
                          31,      30,       31,      December 31,
                                                   -------------------
                        2006      2006     2005      2006      2005
                       -------- --------- -------- ---------- --------
Revenue:
   Service revenue     $14,580   $14,367  $11,546    $56,523  $39,788
   Software                572       225       70      1,304    1,528
   Reimbursable
    expenses               570       571      495      2,256    1,810
                       -------- --------- -------- ---------- --------
        Total revenue   15,722    15,163   12,111     60,083   43,126

Cost of revenue:
   Project and
    personnel costs*     7,829     7,872    6,825     32,206   21,841
   Software costs          507       176       54      1,120    1,475
   Reimbursable
    expenses               570       571      495      2,256    1,810
                       -------- --------- -------- ---------- --------
        Total cost of
         revenue         8,906     8,619    7,374     35,582   25,126

                       -------- --------- -------- ---------- --------
        Gross profit     6,816     6,544    4,737     24,501   18,000

   Selling, general and
    administrative*      4,675     4,621    4,377     18,721   15,883
   Depreciation and
    amortization           495       454      208      1,755    1,046
                       -------- --------- -------- ---------- --------
        Operating
         income          1,646     1,469      152      4,025    1,071

Interest income and
 other, net                398       304      317      1,283    1,054
                       -------- --------- -------- ---------- --------
Income before income
 taxes and
discontinued operations  2,044     1,773      469      5,308    2,125
Provision for income
 taxes                     800       709      188      2,105      850
                       -------- --------- -------- ---------- --------
Income from continuing
 operations
before discontinued
 operations              1,244     1,064      281      3,203    1,275
Income from operations
 of discontinued
 divisions                   -         -        -          -      325
                       -------- --------- -------- ---------- --------
       Net income       $1,244    $1,064     $281     $3,203   $1,600
                       ======== ========= ======== ========== ========

BASIC EARNINGS PER SHARE:
  From continuing
   operations            $0.11     $0.10    $0.03      $0.29    $0.13
  Discontinued
   operations                -         -        -          -     0.03
                       -------- --------- -------- ---------- --------
  Net income             $0.11     $0.10    $0.03      $0.29    $0.16
                       ======== ========= ======== ========== ========
  Weighted-Average
   Shares Outstanding -
   Basic                11,205    11,132   10,346     10,980   10,241
                       ======== ========= ======== ========== ========

DILUTED EARNINGS PER SHARE:
  From continuing
   operations            $0.10     $0.09    $0.03      $0.27    $0.12
  Discontinued
   operations                -         -        -          -     0.03
                       -------- --------- -------- ---------- --------
  Net income             $0.10     $0.09    $0.03      $0.27    $0.15
                       ======== ========= ======== ========== ========
  Weighted-Average
   Shares Outstanding -
   Diluted              11,839    11,659   11,210     11,956   10,653
                       ======== ========= ======== ========== ========

* - Includes the following amounts related
 to equity-based compensation expense:
      Cost of revenue -
       Project and
       personnel costs     $58       $46       $-       $265       $-
      Selling, general
       and
       administrative
       expenses            189       196      102        936      229
                       -------- --------- -------- ---------- --------
      Total               $247      $242     $102     $1,201     $229
                       ======== ========= ======== ========== ========


    Edgewater's management believes that cash performance is the primary driver of long-term share value. As such, Edgewater views Cash Net Income, Cash Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA per Diluted Share as important indicators of performance that help investors gain a meaningful understanding of the Company's core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company's performance.



                             Edgewater Technology, Inc.
                   Reconciliation of Non-GAAP Financial Measures
                       (In thousands, except per share data)
                                    (Unaudited)

Reconciliation of GAAP Net Income to Cash Net Income, Cash
 Earnings Per Diluted Share (Non-GAAP)
                           Three Months Ended      Twelve Months Ended
                       --------------------------- -------------------
                       December September December
                          31,      30,       31,      December 31,
                                                   -------------------
                        2006      2006     2005       2006      2005
                       -------- --------- -------- ----------- -------
Reported GAAP Net
 Income                 $1,244    $1,064     $281      $3,203  $1,600
Less: Income from
 Discontinued
 Operations                  -         -        -           -    (325)
Add: Amortization of
 Intangibles               314       327      108       1,185     515
Add: Stock-based
 Compensation              247       242      102       1,201     229
Less: Related Tax
 Effect                   (224)     (228)     (84)       (954)   (298)
                       -------- --------- -------- ----------- -------
Cash Net Income         $1,581    $1,405     $407      $4,635  $1,721
                       ======== ========= ======== =========== =======
Cash Earnings per
 Diluted Share           $0.13     $0.12    $0.04       $0.39   $0.16
                       ======== ========= ======== =========== =======

Reconciliation of GAAP Net Income to EBITDA, Adjusted EBITDA and
 Adjusted EBITDA per Diluted Share (Non-GAAP)


Reported GAAP Net
 Income                 $1,244    $1,064     $281      $3,203  $1,600
Less: Income from
 Discontinued
Operations                   -         -        -           -    (325)
Add: Income Tax
 Provision                 800       709      188       2,105     850
Add: Depreciation and
 Amortization Expense      495       454      208       1,755   1,046
Less: Interest Income
 and Other Net            (398)     (304)    (317)     (1,283) (1,054)
                       -------- --------- -------- ----------- -------
EBITDA(2)               $2,141    $1,923     $360      $5,780  $2,117

Add: Stock-based
 Compensation              247       242      102       1,201     229
                       -------- --------- -------- ----------- -------
Adjusted EBITDA(2)      $2,388    $2,165     $462      $6,981  $2,346
                       ======== ========= ======== =========== =======
Adjusted EBITDA per
 Diluted Share(2)        $0.20     $0.19    $0.04       $0.58   $0.22
                       ======== ========= ======== =========== =======


    1 - Cash Earnings per Share on a fully diluted basis is a Non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, GAAP Diluted Earnings per Share. Cash Earnings per Share measures presented may not be comparable to similarly titled measures presented by other companies. Cash Earnings per Share is defined as Net Income, less Income from Discontinued Operations, plus Amortization of Intangibles and Stock-based Compensation, less related stock effect, divided by shares used in computing Diluted Net Income per share.

    2 - EBITDA, Adjusted EBITDA and Adjusted EBITDA per Diluted Share are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Operating Income, GAAP Net Income and Diluted Net Income per Share. EBITDA, Adjusted EBITDA and Adjusted EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies.



                       EDGEWATER TECHNOLOGY, INC.
             Summary Consolidated Balance Sheet Information
                             (In thousands)
                                                     December 31,
                                                 ---------------------
                                                    2006       2005
                                                 (Unaudited) (Audited)
                                                 ----------- ---------
Assets
Cash and marketable securities                      $33,141   $33,381
Accounts receivable, net                             10,883     9,858
Deferred taxes, current                               1,760     1,323
Prepaid expenses and other assets, current              441     1,367
                                                 ----------- ---------
   Total current assets                              46,225    45,929
Fixed assets, net                                     3,391     1,364
Deferred taxes, net                                  16,789    20,168
Goodwill and intangible assets, net                  29,163    17,076
Other assets                                             52        52
                                                 ----------- ---------
   Total Assets                                     $95,620   $84,589
                                                 =========== =========

Liabilities and Stockholders' Equity
-------------------------------------------------
Accounts payable and accrued liabilities             $3,914    $3,159
Accrued payroll and related liabilities               4,242     3,085
Deferred revenue and other liabilities                  252       260
Capital lease obligations, current                      184         -
                                                 ----------- ---------
   Total current liabilities                          8,592     6,504
Capital lease obligations                               778         -
                                                 ----------- ---------
   Total liabilities                                  9,370     6,504
Stockholders' Equity                                 86,250    78,085
                                                 ----------- ---------
   Total Liabilities and Stockholders' Equity       $95,620   $84,589
                                                 =========== =========

Shares Outstanding                                   11,522    10,460
                                                 =========== =========


    This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our fiscal 2007 outlook. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "future," "forward," "potential," "estimate," "encourage," "opportunity," "goal," "objective," " "growth," "could", "expect," "intend," "plan," "planned," "expand," "focus," "build," "strategy," "expiration," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "continue," "can," "will," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) inability to execute upon growth objectives, including growth in entities acquired by our Company; (2) failure to obtain new customers or retain significant existing customers; (3) the loss of one or more key executives and/or employees; (4) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Corporate Performance Management ("CPM") solutions, custom development and system integration services and/or delays in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies"; (7) failure of our sales pipeline to be converted to billable work and recorded as revenue; (8) failure of the middle market and the needs of middle-market enterprises for business services to develop as anticipated; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; and/or (12) the failure of the marketplace to embrace CPM or BI services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2005 Annual Report on Form 10-K filed with the SEC on March 23, 2006. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

    Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

    Use of Non-GAAP Financial Information:

    The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with generally accepted accounting principles in the United States. The Non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA and Adjusted EBITDA to Net Income and a reconciliation of Net Income to Adjusted Net Income for Cash Earnings per Diluted Share are included in the unaudited consolidated statements of operations attached to this release.



    CONTACT: Edgewater Technology, Inc.
             Kevin Rhodes, 781-246-3343
             Chief Financial Officer
             or
             Barbara Warren-Sica, 781-246-3343
             Investor Relations
             ir@edgewater.com